EXHIBIT 99.00




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 11-K

                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
        X        SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)
      -----      FOR THE FISCAL YEAR ENDED JUNE 30, 1999
                                           -------------

                                          OR

                 TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE
      -----      REQUIRED] FOR THE TRANSITION PERIOD FROM
                                                          ----------
                 TO           COMMISSION FILE NUMBER
                    ---------                        ----------





                 Profit Sharing Plan of Comshare, Incorporated
                 ---------------------------------------------
                             Full Title of the plan.



        Comshare, Incorporated, 555 Briarwood Circle, Ann Arbor, MI 48108
        -----------------------------------------------------------------


             Name of issuer of securities held pursuant to the plan
               and the address of its principal executive offices.

                 PROFIT-SHARING PLAN OF COMSHARE, INCORPORATED
               FINANCIAL STATEMENTS AS OF JUNE 30, 1999 AND 1998
                  AND FOR THE THREE YEARS ENDED JUNE 30, 1999
             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Plan Administrator
   of the Profit Sharing Plan
   of Comshare, Incorporated:


We have audited the accompanying statements of net assets available for benefits of the PROFIT SHARING PLAN OF COMSHARE, INCORPORATED (the Plan) as of June 30,1999 and 1998, and the related statements of changes in net assets available for benefits for the years ended June 30, 1999, 1998 and 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of June 30, 1999 and 1998, and the changes in its net assets available for benefits for the years ended June 30, 1999, 1998 and 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.





                                                    ARTHUR ANDERSEN LLP

Detroit, Michigan,
 September 14,1999.

                  PROFIT SHARING PLAN OF COMSHARE, INCORPORATED

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES



                                                                    Pages
                                                                    -----


Report of Independent Public Accountants

Statements of Net Assets Available for Benefits as of                 2-3
  June 30, 1999 and 1998

Statements of Changes in Net Assets Available for Benefits            4-6
  for the Years Ended June 30, 1999, 1998 and 1997

Notes to Financial Statements                                        7-10


SCHEDULES
---------

I.   Item 27a-Schedule of Assets Held                                  11
       for Investment Purposes as of June 30, 1999

II.  Item 27d-Schedule of Reportable Transactions                      12
       for the Year Ended June 30, 1999

Consent of Independent Public Accountants                              13

                              PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                              AS OF JUNE 30, 1999



                                           Vanguard          Vanguard       Vanguard         Vanguard       Vanguard
                                         Money Market-      Bond Index      Index 500       Wellington     U.S. Growth
                                        Prime Portfolio        Fund         Portfolio          Fund         Portfolio
                                        ---------------        ----         ---------          ----         ---------
RECEIVABLES:
  Employer's contribution                $     3,250        $     1,444   $    11,668      $     3,240     $     6,211
  Participants' contributions                 11,458              6,032        42,436           12,338          28,203
  Accrued loan repayments                      2,255                502         4,783            1,045           1,724
                                         -----------        -----------   -----------      -----------     -----------
                                              16,963              7,978        58,887           16,623          36,138

INVESTMENTS, at market:
  Registered Investment Companies          2,307,680          1,306,079    13,946,147        3,098,870       3,964,045
  Company Stock Fund                              --                 --            --               --              --
  Loans to participants                           --                 --            --               --              --
                                         -----------        -----------   -----------      -----------     -----------
                                           2,307,680          1,306,079    13,946,147        3,098,870       3,964,045

NET ASSETS AVAILABLE
  FOR BENEFITS                             2,324,643        $ 1,314,057   $14,005,034      $ 3,115,493     $ 4,000,183
                                         ===========        ===========   ===========      ===========     ===========

                                           Vanguard
                                         International
                                            Value            Comshare          Loan
                                          Portfolio         Stock Fund         Fund           Other
                                          ---------         ----------         ----           -----
RECEIVABLES:
  Employer's contribution                $     1,031        $       898            --      $   259,891
  Participants' contributions                  5,533              4,258            --               --
  Accrued loan repayments                        290                763            --               --
                                         -----------        ------------- -----------      -----------
                                               6,854              5,919            --          259,891


INVESTMENTS, at market:
  Registered Investment Companies            636,110                 --            --               --
  Company Stock Fund                              --          1,115,166            --               --
  Loans to participants                           --                 --       429,902               --
                                         -----------        -----------   -----------      -----------
                                             636,110          1,115,166       429,902               --

NET ASSETS AVAILABLE
  FOR BENEFITS                           $   642,964        $ 1,121,085   $   429,902      $   259,891
                                         ===========        ===========   ===========      ===========


                                             1999
                                             Total
                                             -----
RECEIVABLES:
  Employer's contribution                $   287,633
  Participants' contributions                110,258
  Accrued loan repayments                     11,362
                                         -----------
                                             409,253



INVESTMENTS, at market:
  Registered Investment Companies         25,258,931
  Company Stock Fund                       1,115,166
  Loans to participants                      429,902
                                         -----------
                                          26,803,999

NET ASSETS AVAILABLE
  FOR BENEFITS                           $27,213,252
                                         ===========





         The accompanying notes are an integral part of this statement.

                               PROFIT SHARING PLAN
                            OF COMSHARE INCORPORATED
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               AS OF JUNE 30, 1998



                                           Vanguard          Vanguard       Vanguard         Vanguard
                                         Money Market-      Bond Index      Index 500       Wellington
                                        Prime Portfolio        Fund         Portfolio          Fund
                                        ---------------        ----         ---------          ----
RECEIVABLES:
  Employer's contribution               $    35,303       $    22,020      $   135,376     $    47,014
  Participants' contributions                12,950             7,476           54,180          17,467
  Accrued loan repayments                     2,337             1,245            5,589           2,159
                                        -----------       -----------      -----------     -----------
                                             50,590            30,741          195,145          66,640

INVESTMENTS, at market:
  Registered Investment Companies         2,175,116         2,037,147       14,142,676       3,063,642
  Company Stock Fund                             --                --               --              --
  Loans to participants                          --                --               --              --
                                        -----------       -----------      -----------     -----------
                                          2,175,116         2,037,147       14,142,676       3,063,642

NET ASSETS AVAILABLE
  FOR BENEFITS                            2,225,706       $ 2,067,888      $14,337,821     $ 3,130,282
                                        ===========       ===========      ===========     ===========

                                                           Vanguard
                                         Vanguard        International
                                        U.S. Growth          Value          Comshare
                                         Portfolio         Portfolio       Stock Fund
                                         ---------         ---------       ----------
RECEIVABLES:
  Employer's contribution               $    81,956       $    20,911      $    17,077
  Participants' contributions                30,458             6,565            3,122
  Accrued loan repayments                     1,567               117              994
                                        -----------       -----------      -----------
                                            113,981            27,593           21,193


INVESTMENTS, at market:
  Registered Investment Companies         4,139,597         1,162,573               --
  Company Stock Fund                             --                --        1,967,236
  Loans to participants                          --                --               --
                                        -----------       -----------      -----------
                                          4,139,597         1,162,573        1,967,236


NET ASSETS AVAILABLE
  FOR BENEFITS                          $ 4,253,578       $ 1,190,166      $ 1,988,429
                                        ===========       ===========      ===========

                                            Loan             1998
                                            Fund             Total
                                            ----             -----
RECEIVABLES:
  Employer's contribution               $        --       $   359,657
  Participants' contributions                    --           132,218
  Accrued loan repayments                        --            14,008
                                        -----------       -----------
                                                 --           505,883



INVESTMENTS, at market:
  Registered Investment Companies                --        26,720,751
  Company Stock Fund                             --         1,967,236
  Loans to participants                     613,565           613,565
                                        -----------       -----------
                                            613,565        29,301,552



NET ASSETS AVAILABLE
  FOR BENEFITS                          $   613,565       $29,807,435
                                        ===========       ===========






         The accompanying notes are an integral part of this statement.

                               PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED JUNE 30, 1999


                                               Vanguard          Vanguard           Vanguard
                                             Money Market-      Bond Index          Index 500
                                            Prime Portfolio        Fund             Portfolio
                                            ---------------        ----             ---------
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $         --        $    (48,385)     $  2,305,471
  Interest and dividend income                   105,390              85,983           239,282
  Realized gain(loss) on investments                  --               2,448            88,850
                                            ------------        ------------      ------------
                                                 105,390              40,046         2,633,603
CONTRIBUTIONS:
  Employer
  Participants                                    59,605              22,537           144,055
                                                 139,298              79,965           597,867
                                            ------------        ------------      ------------
                                                 198,903             102,502           741,922

TRANSFER OF ASSETS TO
  OTHER PLANS                                         --                  --                --

LOAN ORIGINATIONS                                 (5,424)             (5,340)          (54,822)

LOAN REPAYMENTS                                   49,084              13,996           117,256

INTERFUND TRANSFERS, NET                          14,574             (10,577)         (480,102)

DISTRIBUTIONS TO PARTICIPANTS                   (263,590)           (894,458)       (3,290,644)
                                            ------------        ------------      ------------
  Increase(decrease) in Net Assets
   Available for Benefits                         98,937            (753,831)         (332,787)

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                     2,225,706           2,067,888        14,337,821
                                            ------------        ------------      ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $  2,324,643        $  1,314,057      $ 14,005,034
                                            ============        ============      ============

                                                                                    Vanguard
                                               Vanguard           Vanguard        International
                                              Wellington         U.S. Growth          Value
                                                 Fund             Portfolio         Portfolio
                                                 ----             ---------         ---------
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $    (27,081)       $    428,614      $     47,355
  Interest and dividend income                   335,967             221,945            31,267
  Realized gain(loss) on investments             (22,568)             38,064              (587)
                                            ------------        ------------      ------------
                                                 286,318             688,623            78,035

CONTRIBUTIONS:
  Employer                                        46,119              68,416             8,996
  Participants                                   220,349             451,218            93,668
                                            ------------        ------------      ------------
                                                 266,468             519,634           102,664

TRANSFER OF ASSETS TO
  OTHER PLANS                                         --                  --                --

LOAN ORIGINATIONS                                (23,377)            (52,718)           (7,742)


LOAN REPAYMENTS                                   40,261              63,095             4,306


INTERFUND TRANSFERS, NET                         207,433            (253,858)          (51,475)


DISTRIBUTIONS TO PARTICIPANTS                   (791,892)         (1,218,171)         (672,990)
                                            ------------        ------------      ------------
  Increase(decrease) in Net Assets
   Available for Benefits                        (14,789)           (253,395)         (547,202)


NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                     3,130,282           4,253,578         1,190,166
                                            ------------        ------------      ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $  3,115,493        $  4,000,183      $    642,964
                                            ============        ============      ============


                                              Comshare               Loan
                                             Stock Fund              Fund            Other
                                             ----------              ----            -----
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $ (1,025,726)       $         --      $         --
  Interest and dividend income                        --              42,577                --
  Realized gain(loss) on investments             (73,810)                 --                --
                                            ------------        ------------      ------------
                                              (1,099,536)             42,577                --
CONTRIBUTIONS:
  Employer                                         6,830                  --           259,891
  Participants                                    68,272                  --                --
                                            ------------        ------------      ------------
                                                  75,102                  --           259,891

TRANSFER OF ASSETS TO
  OTHER PLANS                                         --             (49,750)               --

LOAN ORIGINATIONS                                 (5,582)            155,005                --

LOAN REPAYMENTS                                   10,798            (298,796)               --

INTERFUND TRANSFERS, NET                         574,005                  --                --

DISTRIBUTIONS TO PARTICIPANTS                   (422,131)            (32,699)               --
                                            ------------        ------------      ------------
  Increase(decrease) in Net Assets
   Available for Benefits                       (867,344)           (183,663)          259,891

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                     1,988,429             613,565                --
                                            ------------        ------------      ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $  1,121,085        $    429,902      $    259,891
                                            ============        ============      ============

                                                1999
                                                Total
                                                -----
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $  1,680,248
  Interest and dividend income                 1,062,411
  Realized gain(loss) on investments              32,397
                                            ------------
                                               2,775,056
CONTRIBUTIONS:
  Employer                                       616,449
  Participants                                 1,650,637
                                            ------------
                                               2,267,086

TRANSFER OF ASSETS TO
  OTHER PLANS                                    (49,750)

LOAN ORIGINATIONS                                     --

LOAN REPAYMENTS                                       --

INTERFUND TRANSFERS, NET                              --

DISTRIBUTIONS TO PARTICIPANTS                 (7,586,575)
                                            ------------
  Increase(decrease) in Net Assets
   Available for Benefits                     (2,594,183)

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                    29,807,435
                                            ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $ 27,213,252
                                            ============






         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

                               PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED JUNE 30, 1998


                                               Vanguard          Vanguard       Vanguard         Vanguard
                                             Money Market-      Bond Index      Index 500       Wellington
                                            Prime Portfolio        Fund         Portfolio          Fund
                                            ---------------        ----         ---------          ----
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $         --      $     47,812   $  2,862,094      $    212,265
  Interest and dividend income                   124,206           100,370        288,750           225,350
  Realized gain(loss) on investments                  --             7,799        435,455            37,457
                                            ------------      -------------  ------------      ------------
                                                 124,206           155,981      3,586,299           475,072
CONTRIBUTIONS:
  Employer                                        77,475            52,477        308,122           104,902
  Participants                                   154,792            99,246        683,480           227,131
                                            ------------      ------------   ------------      ------------
                                                 232,267           151,723        991,602           332,033


LOAN ORIGINATIONS                                (25,941)          (32,490)       (60,753)          (31,662)

LOAN REPAYMENTS                                   42,235            18,861         91,026            42,569

INTERFUND TRANSFERS, NET                        (549,030)          564,764     (1,836,406)          328,025

DISTRIBUTIONS TO PARTICIPANTS                   (397,310)         (220,550)    (1,917,769)         (549,742)
                                            ------------      ------------   ------------      ------------
  Increase(decrease) in Net Assets
   Available for Benefits                       (573,573)          638,289        853,999           596,295

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                     2,799,279         1,429,599     13,483,822         2,533,987
                                            ------------      ------------   ------------      ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $  2,225,706      $  2,067,888   $ 14,337,821      $  3,130,282
                                            ============      ============   ============      ============

                                                                Vanguard
                                              Vanguard        International
                                             U.S. Growth          Value           Comshare          Loan
                                              Portfolio         Portfolio        Stock Fund         Fund
                                              ---------         ---------        ----------         ----
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $    803,392      $    (53,849)  $   (353,282)     $         --
  Interest and dividend income                   114,946            86,000             --            58,693
  Realized gain(loss) on investments              92,904           (29,857)       (85,949)               --
                                            ------------      ------------   ------------      ------------
                                               1,011,242             2,294       (439,231)           58,693
CONTRIBUTIONS:
  Employer                                       175,660            42,866         29,363                --
  Participants                                   451,792           104,965         65,310                --
                                            ------------      ------------   ------------      ------------
                                                 627,452           147,831         94,673                --

LOAN ORIGINATIONS                                (12,979)           (2,587)       (11,280)          177,692

LOAN REPAYMENTS                                   35,538             5,401         13,762          (249,392)

INTERFUND TRANSFERS, NET                         360,978           382,613        749,056                --

DISTRIBUTIONS TO PARTICIPANTS                 (1,179,827)         (231,582)      (170,567)          (91,995)
                                            ------------      ------------   ------------      ------------
  Increase(decrease) in Net Assets
   Available for Benefits                        842,404           303,970        236,413          (105,002)

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                     3,411,174           886,196      1,752,016           718,567
                                            ------------      ------------   ------------      ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $  4,253,578      $  1,190,166   $  1,988,429      $    613,565
                                            ============      ============   ============      ============

                                                 1998
                                                 Total
                                                 -----
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $  3,518,432
  Interest and dividend income                   998,315
  Realized gain(loss) on investments             457,809
                                            ------------
                                               4,974,556
CONTRIBUTIONS:
  Employer                                       790,865
  Participants                                 1,786,716
                                            ------------
                                               2,577,581

LOAN ORIGINATIONS                                     --

LOAN REPAYMENTS                                       --

INTERFUND TRANSFERS, NET                              --

DISTRIBUTIONS TO PARTICIPANTS                 (4,759,342)
                                            ------------
  Increase(decrease) in Net Assets
   Available for Benefits                      2,792,795

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                    27,014,640
                                            ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $ 29,807,435
                                            ============



         The accompanying notes are an integral part of this statement.

                              PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED JUNE 30, 1997

                                               Vanguard          Vanguard       Vanguard         Vanguard
                                             Money Market-      Bond Index      Index 500       Wellington
                                            Prime Portfolio        Fund         Portfolio          Fund
                                            ---------------        ----         ---------          ----
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $         --      $     13,776   $  2,988,259      $    292,461
  Interest and dividend income                   158,926            99,058        257,917           180,140
  Realized gain(loss) on investments                  --             3,367        147,785            22,078
                                            ------------      ------------   ------------      ------------
                                                 158,926           116,201      3,393,961           494,679

CONTRIBUTIONS:
  Employer                                       109,690            59,534        321,794           111,672
  Participants                                   193,117           114,355        715,440           279,178
                                            ------------      ------------   ------------      ------------
                                                 302,807           173,889      1,037,234           390,850


LOAN ORIGINATIONS                                (79,667)          (23,769)      (135,939)          (48,973)

LOAN REPAYMENTS                                   77,471            19,113         95,655            36,872

INTERFUND TRANSFERS, NET                         843,753          (422,305)      (363,905)         (449,832)

DISTRIBUTIONS TO PARTICIPANTS                 (1,640,541)         (185,293)    (1,246,043)         (323,371)
                                            ------------      ------------   ------------      ------------
  Increase(decrease) in Net Assets
   Available for Benefits                       (337,251)         (322,164)     2,780,963           100,225

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                     3,136,530         1,751,763     10,702,859         2,433,762
                                            ------------      ------------   ------------      ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $  2,799,279      $  1,429,599   $ 13,483,822      $  2,533,987
                                            ============      ============   ============      ============

                                                                Vanguard
                                              Vanguard        International
                                             U.S. Growth          Value           Comshare          Loan
                                              Portfolio         Portfolio        Stock Fund         Fund
                                              ---------         ---------        ----------         ----
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $    486,517      $    (10,758)  $ (1,581,935)     $         --
  Interest and dividend income                   260,689           188,680             --            67,303
  Realized gain(loss) on investments              57,140           (59,278)      (749,905)               --
                                            ------------      ------------   ------------      ------------
                                                 804,346           118,644     (2,331,840)           67,303

CONTRIBUTIONS:
  Employer                                       152,579            41,359         22,063                --
  Participants                                   442,913           136,118         89,656                --
                                            ------------      ------------   ------------      ------------
                                                 595,492           177,477        111,719                --

LOAN ORIGINATIONS                                (53,371)           (7,120)       (58,658)          407,497

LOAN REPAYMENTS                                   42,061            18,271         34,110          (323,553)

INTERFUND TRANSFERS, NET                         308,703          (199,170)       282,756                --

DISTRIBUTIONS TO PARTICIPANTS                 (1,408,716)         (342,947)      (267,340)          (68,342)
                                            ------------      ------------   ------------      ------------
  Increase(decrease) in Net Assets
   Available for Benefits                        288,515          (234,845)    (2,229,253)           82,905

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                     3,122,659         1,121,041      3,981,269           635,662
                                            ------------      ------------   ------------      ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $  3,411,174      $    886,196   $  1,752,016      $    718,567
                                            ============      ============   ============      ============

                                                 1997
                                                 Total
                                                 -----
INVESTMENT INCOME:
  Unrealized appreciation (depreciation)
   of investments                           $  2,188,320
  Interest and dividend income                 1,212,713
  Realized gain(loss) on investments            (578,813)
                                            ------------
                                               2,822,220

CONTRIBUTIONS:
  Employer                                       818,691
  Participants                                 1,970,777
                                            ------------
                                               2,789,468

LOAN ORIGINATIONS                                     --

LOAN REPAYMENTS                                       --

INTERFUND TRANSFERS, NET                              --

DISTRIBUTIONS TO PARTICIPANTS                 (5,482,593)
                                            ------------
  Increase(decrease) in Net Assets
   Available for Benefits                        129,095

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                    26,885,545
                                            ------------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                        $ 27,014,640
                                            ============





         The accompanying notes are an integral part of this statement.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF THE PLAN


    The information discussed below is a summary only and reference should be made to the Profit Sharing Plan of Comshare, Incorporated (the Plan) or inquiries made of the Plan Administrator for more complete information.

    (a) General

        The Plan is a defined contribution plan covering eligible employees of Comshare, Incorporated (the Company). The Plan provides retirement benefits and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Company administers the Plan and pays all plan administration costs, including fees paid to the Trustee. The operating expenses of the Investment Advisor are netted from the returns of the funds.

    (b) Trustee and Investment Advisor

        As of June 30, 1999 the Plan held all investments with Vanguard Fiduciary Trust Company (the Trustee and Investment Advisor).

        In accordance with the related trust agreement, the Trustee holds and administers the Plan's assets and executes transactions therewith for the purpose of providing benefits as described in the Plan agreement. The Investment Advisor executes all investment transactions.

    (c) Management Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or income and expenses during the reporting period. Actual results could differ from those estimates.

    (d) Contributions

        The Plan provides for annual employer fixed contributions equal to 2% of eligible participants' compensation. In addition, the Company may make discretionary contributions, the amount of which is determined by the Board of Directors. There were no discretionary contributions in 1999, 1998 or 1997. To qualify for such employer contributions for any given Plan year, a participant must be credited with 1,000 or more hours of service during the Plan year and be employed by the Company on the last day of the Plan year.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                   (continued)

        The annual employer fixed contribution for 1999 is scheduled to be paid to the Plan by the Company on September 27, 1999 in the amount of $259,891 and is shown as an unallocated receivable on the Statement of Net Assets Available for Benefits for the Year Ended June 30, 1999. Upon receipt of the employer fixed contribution, the Plan will allocate the contribution to eligible participants based on the participants then current investment elections.

        Participants may make before-tax contributions to the Plan, subject to Internal Revenue Service limitations. Participants are eligible for employer matching contributions equal to 50% of the participant's before-tax contributions up to 6% of their compensation.

    (e) Investment Options

        As of June 30, 1999 the investment options available to participants are as follows: (1) Vanguard Money Market - Prime Portfolio, a money market fund, consisting of investments with maturities of one year or less; (2) Vanguard Bond Index Fund, an intermediate bond fund, consisting primarily of investments in U.S. Government and corporate bonds; (3) Vanguard Index 500 Portfolio, a diversified equity fund, consisting of investments in the stocks included in the Standard & Poors' 500 Index;
        (4) Vanguard Wellington Fund, a balanced fund, consisting of investments in both stocks and bonds; (5) Vanguard United States Growth Portfolio, a growth stock fund, consisting of investments in common stocks of companies with above-average growth potential; (6) Vanguard International Value Portfolio, an international equity fund, consisting of investments in stocks of companies based outside the United States; and (7) Comshare Stock Fund, a fund investing in the common stock of the Company. There are no guaranteed rates of returns for any of these funds.

        Participants may change their investment election daily for new contributions or loans repaid to the Plan. Contributions to the Plan are invested directly by the Trustee into the investment options based on participant elections.

    (f) Vesting and Eligibility

        All full-time employees and certain part-time employees are eligible to make employee before-tax contributions to the Plan at the beginning of the calendar quarter following the date of hire. Eligible participants begin sharing in employer contributions after completing one year of service. As of June 30, 1999 there were 307 active participants.

        Participants vest in employer discretionary contributions according to a five year schedule. Participants completing at least 1,000 hours of service in a given plan year are credited with an increase in vesting for such plan year. Full vesting also occurs upon retirement at age 65, or after death or total disability. Employer matching contributions vest according to a five year schedule (prior to l/l/98 a seven year schedule was in effect) for participants with targeted compensation greater than the social security wage base. All other participants are fully vested in employer matching contributions.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (continued)

        Employee contributions and employer fixed contributions are always fully vested.

    (g) Loans and Hardship Withdrawals

        The Plan provides for hardship withdrawals in certain circumstances and for loans to participants. Loans are limited to 50% of a participant's vested balance, and bear interest comparable to competitive bank rates for loans of similar purpose. Loans are repaid through payroll withholding, and typically mature within five years with a maximum maturity of twenty years. A 10% excise tax is imposed upon hardship withdrawals.

    (h) Benefit Distributions

        Distribution of the vested amounts in a participant's account can be made upon termination of employment or upon retirement. Benefits are paid, at the option of the participant, in a lump sum payment or in periodic payments of substantially equal amounts for a specified number of years, not to exceed ten.

    (i) Benefits Payable

        As of June 30, 1999 and 1998, the net assets available for benefits included $1,233,413 and $6,046,158, respectively, for benefits payable that were due but undistributed to participants as a result of termination of employment or retirement. These amounts are shown as liabilities on Form 5500 and are the only reconciling items between the financial statements and Form 5500.

    (j) Allocation to Participants' Accounts

        The Trustee maintains the detailed accounts of the net assets available for benefits in the Plan. The Trustee values the fund for each investment option at market value on a daily basis. The net change in each fund's market value for the period is allocated to the accounts of participants within that fund in the same proportion that the balance of each participant's account bears to the total of the fund on the last day of the period. Interest income on loans to participants is credited directly to the individual participant's account. Company discretionary contributions and forfeitures are allocated to eligible participants' accounts in the same proportion that the participant's eligible compensation bears to the total eligible compensation of all participants for the year.

    (k) Plan Termination

        Although it has not expressed the intent to do so, the Company has the right to terminate the Plan subject to the provisions of ERISA. In the event the Plan is terminated, the participants will become fully vested and will receive the balances in their individual accounts.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                   (continued)

    (l) Federal Income Tax Status

        The Plan obtained its latest determination letter dated September 16, 1996, in which the Internal Revenue Service stated that the Plan, as amended and restated effective July 1, 1994, was in compliance with the applicable requirements of the Internal Revenue Code (the Code).

        The Plan has subsequently been amended and restated effective October 1, 1995. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code and that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

    (m) Forfeitures

        Non-vested account balances of terminated employees are forfeited at the end of the quarter following the date of termination. Forfeitures were $61,758, $61,836 and $33,657 for the years ended June 30, 1999, 1998 and
        1997, respectively. Forfeitures are allocated on a pro-rata basis to remaining participants.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) Basis of Accounting

        The financial statements have been prepared on the accrual basis of accounting.

    (b) Investments

        Investment transactions are recorded by the Trustee on a trade date basis. Investments are stated in the Statements of Net Assets Available for Benefits at market value. Realized gains and losses on sale of investments and unrealized appreciation (depreciation) of investments arc computed based on the difference between the market value of the investments at the beginning of the year, or at the time of purchase if acquired during the year, and the market value of investments when sold or at Plan year end.

(3) REPORTABLE TRANSACTIONS

    Transactions, or a series of transactions, in excess of 5% of Net Assets Available for Benefits at the beginning of the Plan year are reportable transactions under the provisions of ERISA. A list of such transactions is included in Schedule II.

                                                                      SCHEDULE I



                               PROFIT SHARING PLAN

                            OF COMSHARE INCORPORATED

                              EIN: 38-1804887 PN: 001

                          ITEM 27a - SCHEDULE OF ASSETS

                 HELD FOR INVESTMENT PURPOSES AS OF JUNE 30,1999

                                            (c) Description of Investment
(a)        (b) Identity of Issue,             Including Maturity Date,                               (e)
            Borrower, Lessor,                Rate of Interest, Collateral,          (d)            Current
             or Similar Party                  Par or Maturity Value               Cost             Value
             ----------------                  ---------------------               ----             -----
         MUTUAL FUNDS:

-        Vanguard Group                  2,307,680 units of Money              $  2,307,680    $ 2,307,680
                                         Market - Prime Portfolio

-        Vanguard Group                  133,137 units of Bond                    1,317,946      1,306,079
                                         Index Fund

-        Vanguard Group                  109,959 units of Index                   6,497,939     13,946,147
                                         500 Portfolio

-        Vanguard Group                  99,867 units of Wellington               2,683,186      3,098,870
                                         Fund

-        Vanguard Group                  98,928 units of U.S. Growth              2,621,808      3,964,045
                                         Portfolio

-        Vanguard Group                  22,718 units of International              630,255        636,110
                                         Value Portfolio

-        Vanguard Group                  733,661 units of Comshare Stock          2,172,731      1,115,166
                                         Fund                                   -----------     ----------

         Total Mutual Funds                                                      18,231,545     26,374,097
                                                                                -----------     ----------

         LOANS:

         Loans to plan participants      Interest rates range                       429,902        429,902
                                         from 7.55% to 12.25%;                  -----------     ----------
                                         maturing through December, 2016

                 TOTAL INVESTMENTS                                             $ 18,661,447    $26,803,999
                                                                                ===========     ==========

* Represents a party-in-interest

                                                                     SCHEDULE II

                               PROFIT SHARING PLAN

                            OF COMSHARE, INCORPORATED

                             EIN: 38-1804887 PN: 001

                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                         FOR THE YEAR ENDED JUNE 30, 1999


      (a)                                   (b)                         (c)                   (d)
Identity of Party                      Description of                 Purchase              Selling
    Involved                               Asset                        Price                Price
    --------                               -----                        -----                -----
Vanguard Group      Vanguard Money Market-Prime Portfolio               $1,152,121                  N/A

Vanguard Group      Vanguard Index 500 Portfolio                         1,814,326                  N/A

Vanguard Group      Vanguard U.S. Growth Portfolio                       1,269,269                  N/A

Vanguard Group      Vanguard Wellington Fund                             1,187,237                  N/A

Vanguard Group      Vanguard Money Market-Prime Portfolio                N/A                 $1,019,556

Vanguard Group      Vanguard Index 500 Portfolio                         N/A                  4,405,176

Vanguard Group      Vanguard U.S. Growth Portfolio                       N/A                  1,911,500

Vanguard Group      Vanguard Wellington Fund                             N/A                  1,102,359

                                                                          (h)
      (a)                         (g)                                Current Value
Identity of Party               Cost of                               of Asset on                 (i)
    Involved                     Asset                              Transaction Date         Net Gain(Loss)
    --------                     -----                              ----------------         --------------
Vanguard Group                          N/A                             $1,152,121                  N/A

Vanguard Group                          N/A                              1,814,326                  N/A

Vanguard Group                          N/A                              1,269,269                  N/A

Vanguard Group                          N/A                              1,187,237                  N/A

Vanguard Group                   $1,019,556                              1,019,556                   --

Vanguard Group                    2,573,465                              4,405,176           $1,831,711

Vanguard Group                    1,427,382                              1,911,500              484,118

Vanguard Group                      951,237                              1,102,359              151,122

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1999 financial statements of the Profit Sharing Plan of Comshare, Incorporated dated September 14, 1999; included in this Form 11-K into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-37564, File No. 33-85720, File No. 33-87706, File No.
33-87708, File No. 33-86908 and File No. 33-65109).





                                                    ARTHUR ANDERSEN LLP

Detroit, Michigan,
 September 23, 1999.